Exhibit 8.1

List of Consolidated and Associated Companies at December 31, 2007

A. Fully Consolidated

		Ownership Interest in %
		2007	2006	2005
Alfa-Beta Vassilopoulos S.A.	81, Spata Avenue, Gerakas, Athens, Greece	61.3	61.3	60.6
Aniserco SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Athenian Real Estate Development, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Atlas A.S.(1)	Za Panskou zahradou 1018, 252 19 Rudna, Czech Republic	—	100.0	100.0
ATTM Consulting and Commercial, Ltd.	Kyriakou Matsi, 16 Eagle House, 10th floor, Agioi Omologites, P.C. 1082, Nicosia, Cyprus	100.0	100.0	100.0
Backambacht NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Bevermart NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Boney Wilson & Sons, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
CF Bugboort BVBA(2)	Wespelaarsebaan 126, 3190 Boortmeerbeek, Belgium	100.0	100.0	100.0
Delhaize America, Inc.	2110 Executive Drive, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Delhaize Deutschland GmbH	Kapuzinergraben 19, 52062 Aachen, Germany	100.0	100.0	100.0
Delhaize Finance B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize Insurance Company, Inc.	76 St. Paul Street, Suite 500, Burlington, VT 05401, U.S.A.	100.0	100.0	100.0
Delhaize Luxembourg S.A.	6, Route d’Olm, Zone Industrielle, 8287 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	100.0
Delhaize Siam, Ltd.	Thailand	—	—	100.0
Delhaize The Lion America, Inc.	East Paces Ferry Road, Atlanta, GA 30326, U.S.A.	100.0	100.0	100.0
Delhaize The Lion Coordination Center SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delhaize “The Lion” Nederland B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize The Lion Pacific, PLC	Solid Group Building 104, Floor 5, Soi Pattanakarn 40 (Thavorn), Keth Suan Luang, Bangkok 10250, Thailand	—	100.0	100.0
Delhome SA	Bld de l’Humanité 219/221, 1620 Drogenbos, Belgium	100.0	100.0	100.0
Delimmo SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delnemo A.S.(1)	Za Panskou zahradou 1018, 252 19 Rudna, Czech Republic	—	100.0	100.0
Delrest, Inc.	950, East Paces Ferry Road, Atlanta, GA 30326, U.S.A.	—	—	100.0
Delshop SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	100.0	100.0
Delvita A.S. (1)	Za Panskou zahradou 1018, 252 19 Rudna, Czech Republic	—	100.0	100.0
Delvita SK, s.r.o.(3)(4)	Slovakia	100.0	100.0	100.0
Distri Group 21 NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
DZA Brands, LLC	2110 Executive Drive, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Ecad NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
ENA S.A.	81, Spata Avenue, Gerakas, Athens, Greece	61.3	61.3	60.6
Esmart NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Essex Realty Corp., Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	—	100.0	100.0
Flashmarkt NV(2)	Lindenlaan 3, 2340 Beerse, Belgium	100.0	100.0	100.0
FL Food Lion, Inc.	PO Box 1330, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Food Lion, LLC	2110 Executive Drive, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Food Lion (Thailand), Ltd.(4)(5)	Thailand	100.0	100.0	100.0
Food Lion (Thailand), Inc.(5)	2110 Executive Drive, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Haagmart NV(2)	Markt 10, 3150 Haacht, Belgium	100.0	100.0	100.0
Hannbro, Co.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Hannaford Bros. Co.	Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Licensing Corp.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0

		Ownership Interest in %
		2007	2006	2005
Hannaford Procurement Corp.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Hannaford Trucking Company, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Harveys Stamping Company, LLC	PO Box 646, Nashville, GA 31639, U.S.A.	100.0	100.0	100.0
Hermfri NV(2)	Molsebaan 34, 2480 Dessel, Belgium	100.0	100.0	100.0
Heulcad NV(2)	Dorp 66, 2260 Westerlo/Heultje, Belgium	100.0	100.0	100.0
Huro NV(2)	Wezenstraat 4, 2370 Arendonk, Belgium	100.0	100.0	100.0
J.H. Harvey Co., LLC	727 South Davis Street, Nashville, GA 31639, U.S.A.	100.0	100.0	100.0
Jobmart NV(2)	Beukenlei 9, 2960 Brecht/Sint-Job-in’t-Goor, Belgium	100.0	100.0	100.0
Kash n’ Karry Food Stores, Inc.	6422 Harney Road, Tampa, FL 33619, U.S.A.	100.0	100.0	100.0
Katdrink NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Koermart NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Kommar NV(2)	Nijverheidsstraat 14, 2350 Vosselaar, Belgium	100.0	100.0	100.0
Ledemart NV(2)	Stadionsstraat 26, 9190 Stekene, Belgium	100.0	100.0	100.0
Leoburg NV(2)	Jacoletstraat 24, 3970 Leopoldsburg, Belgium	100.0	100.0	100.0
Lion Garden Food Company, Ltd. (5)	Thailand	—	—	100.0
Lithia Springs, LLC	6472 East Church Street, Suite H, Douglasville GA 30134, U.S.A.	60.0	60.0	60.0
Maascad NV(2)	Rijksweg 379, 3630 Maasmechelen, Belgium	100.0	100.0	100.0
Marion Real Estate Investments, LLC	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	100.0	100.0	100.0
Martin’s Food of South Burlington, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Mega Doi S.R.L	39-49 Nicolae Titulesco Avenue, block 12, entrance A + B, 1st district, Bucharest, Romania	99.2	99.2	99.2
Mega Image S.R.L.	95 Siret Street, 1st district, Bucharest, Romania	100.0	100.0	100.0
Merelmart NV(2)	Fraterstraat 86/B, 9820 Merelbeke, Belgium	100.0	100.0	100.0
Molmart NV(2)	‘T Laar 2, 2400 Mol, Belgium	100.0	100.0	100.0
NP Lion Leasing & Consulting, Ltd.	Kyriakou Matsi, 16 Eagle House, 10th floor, Agioi Omologites, P.C. 1082, Nicosia, Cyprus	—	—	100.0
Octomarket NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Plain Street Properties, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Points Plus Punten SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Progressive Distributors, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Redelcover S.A.	Rue de Merl 74, 2146 Luxembourg, Grand Duchy of Luxembourg	100.0	100.0	100.0
Rethy NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Risk Management Services, Inc.	PO Box 1330, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Serdelco S.A.	Avenue de la Créativité 4, 59650 Villeneuve d’Ascq, France	100.0	100.0	100.0
7 Seasons NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Shop ‘N Save—Mass., Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Supermarkten Voeten-Hendrickx NV(2)	Markt 18, 2470 Retie, Belgium	100.0	100.0	100.0
The Pride Reinsurance Company, Ltd.	Fitzwilliam Square 38/39, Dublin 2, Ireland	100.0	100.0	100.0
Vangeelder NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Victory Distributors, Inc.	P.O. Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Viginti NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Wambacq & Peeters SA	Isidoor Crockaertstraat 25, 1731 Zellik, Belgium	85.0	85.0	85.0
Warenhuizen Troukens-Peeters NV(4)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Wilmart NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Wintrucks SA	Isidoor Crockaertstraat 25, 1731 Zellik, Belgium	88.0	88.0	88.0

B. Joint Ventures - Proportionally Consolidated

		Ownership Interest in %
		2007	2006	2005
P.T. Lion Super Indo, LLC (6)	JI. Ancol I n°9-10, Ancol Barat, Jakarta, Indonesia	51.0	51.0	51.0

C. Associated Companies

Accounted for under the equity method:

Super Discount Markets, Inc. (7)	U.S.A.	—	—	60.0

(1)	In November 2006, Delhaize Group discontinued its operations in the Czech Republic.
(2)	Companies acquired as part of the acquisition of Cash Fresh in May 2005.
(3)	In February 2005, Delhaize Group discontinued its operations in Slovakia.
(4)	In liquidation.
(5)	In August 2004, Delhaize Group discontinued its operations in Thailand.
(6)	P.T. Lion Super Indo, LLC is accounted for as a joint venture because Delhaize Group shares control with another party, the Indonesian Salim Group.
(7)	On November 12, 2001, Super Discount Markets (SDM) filed for protection under Chapter 11 of the United States bankruptcy code and was liquidated in 2006.